Exhibit 99.1

ClubCorp Announces its Eighth Straight Quarter of Record Results

•	First quarter revenue was $214.9 million, up 6.3% due to solid increases in dues, F&B and golf ops revenue

•	First quarter adjusted EBITDA was $42.1 million, up 8.2%

•	ClubCorp reiterates 2016 adjusted EBITDA expected to be between $242 and $252 million

DALLAS, Texas (April 27, 2016) - ClubCorp - The World Leader in Private Clubs® (NYSE: MYCC) - announces financial results for its fiscal-year 2016 first quarter ended March 22, 2016. The first quarter of fiscal 2016 and fiscal 2015 consisted of 12 weeks. All growth percentages refer to year-over-year progress.

First Quarter Results:

•	Revenue increased $12.8 million, or 6.3%, to $214.9 million for the first quarter of 2016.

•	Adjusted EBITDA(1) increased $3.2 million to $42.1 million, up 8.2%, driven by higher revenue and improved margin performance across both same-store and new and recently acquired clubs.

•
Same Store Clubs revenue was up $7.9 million, up 4.0% to $206.4 million, driven by increases across all three major revenue streams: dues revenue up 3.8%, a la carte and private events food & beverage revenue up 5.2%, and golf operations revenue 3.1%. Same-store adjusted EBITDA grew $3.9 million, up 7.4% to $56.6 million, due to increased revenue and favorable operating expenses as a percentage of revenue. Adjusted EBITDA margin increased 90 bps to 27.4% for same-store combined clubs.

•	New or Acquired Clubs.(2) New clubs opened or acquired in 2015 and 2016 contributed revenue of $7.7 million and adjusted EBITDA of $0.9 million.

2016 First Quarter Summary:
(Unaudited financial information)

	First quarter ended
(In thousands, except for membership data)	March 22, 2016 (12 weeks)	March 24, 2015 (12 weeks)	% Change

Total Revenue	$214,873	$202,072	6.3%

Adjusted EBITDA (1)
Golf and Country Clubs	$50,140	$44,909	11.6%
Business, Sports and Alumni Clubs	$7,333	$7,488	(2.1)%
Other (3)	$(15,407)	$(13,530)	(13.9)%
Adjusted EBITDA (1)	$42,066	$38,867	8.2%

Total Club Memberships, excluding managed clubs	173,130	168,750	2.6%

ClubCorp FY16 Q1 Earnings Release	1	Page

Exhibit 99.1

Quotes:

•
Eric Affeldt, president and chief executive officer: “This is our eighth consecutive quarter of record financial results. Our golf and country club division delivered revenue growth in all three major revenue streams. We benefited from increased member activity across our network of clubs and improved golf and food & beverage revenue. Our results this quarter demonstrate strong member demand for our differentiated leisure product, newly reinvented clubs and our O.N.E. offering. We are confident that our three pronged growth strategy of organic growth, reinvention and acquisitions continues to deliver consistent growth and will continue to add long-term value to our members and shareholders.”

•
Curt McClellan, chief financial officer: “We are very happy with our first quarter results. We grew revenue in both segments and delivered excellent adjusted EBITDA performance in our Golf and Country club division where increased member activity elevated performance. Same-store combined clubs dues revenue increased 3.8%. Penetration of our O.N.E. offering continues to grow and member acceptance increased to 51%. Our recently completed reinvention projects are performing as expected, significantly increasing member usage. We completed two more acquisitions this quarter and our pipeline for potential acquisitions remains strong. Reinventions and acquisitions continue to deliver superior returns on capital, and we continue to believe this is the best way to deliver long-term shareholder value. We are positioned to deliver solid financial results in 2016 consistent with our outlook for the year.”

Segment Highlights:
Golf and country clubs (GCC):

•	First quarter, GCC revenue was up $13.9 million to $172.8 million, up 8.8%.

•	First quarter, GCC adjusted EBITDA increased $5.2 million to $50.1 million, up 11.6%, and GCC adjusted EBITDA margin increased 70 basis points to 29.0%.

•
First quarter, GCC same-store revenue increased $7.1 million, up 4.5%, driven by increases across all three major revenue streams: dues up 3.9%, food & beverage up 9.1%, and golf operations up 3.1% benefiting from good weather leading to more golf rounds, cart rental revenue, and a la carte food & beverage spend.

•
First quarter, GCC same-store adjusted EBITDA increased $4.1 million, up 9.1%, due largely to increased revenue, and favorable operating expenses and improved variable payroll expenses as a percentage of revenue.

•	First quarter, GCC same-store adjusted EBITDA margin improved 130 basis points to 29.9%.

•	Clubs acquired in 2015 and 2016 contributed first quarter, GCC revenue of $7.7 million and GCC adjusted EBITDA of $0.9 million.

ClubCorp FY16 Q1 Earnings Release	2	Page

Exhibit 99.1

Business, sports and alumni clubs (BSA):

•	First quarter, BSA revenue was up $0.8 million to $41.3 million, up 2.0% driven by increases in dues revenue.

•
First quarter, BSA adjusted EBITDA decreased $0.2 million to $7.3 million, down 2.1% largely due to higher variable payroll expenses and other operating expenses. BSA same-store adjusted EBITDA margin declined 80 basis points to 17.7%.

•	There was no material contribution from new clubs in the business, sports and alumni segment.

Other Data:

•
O.N.E. and Other Upgrades. As of March 22, 2016, approximately 51% of our memberships were enrolled in O.N.E. or similar upgrade programs, as compared to approximately 50% of our memberships that were enrolled in similar upgrade programs as of December 29, 2015. As of March 22, 2016, the Company offered O.N.E. at 153 clubs.

•
Reinvention. In total, for 2016, the Company expects ROI expansion capital to be approximately $45 million. In 2016, ClubCorp plans to invest approximately $21 million on 10 same-store clubs and approximately $24 million on recently acquired clubs.

•
Acquisitions. In 2016, ClubCorp has acquired two clubs: Marsh Creek Country Club in St. Augustine, Florida and Santa Rosa Country Club in Santa Rosa, California. As of March 22, 2016, ClubCorp owns or operates 159 golf and country clubs representing approximately 200 18-hole equivalents, of which nine are managed clubs. Additionally, the Company owns or operates 48 business, sports and alumni clubs, of which three are managed clubs.

•
Membership. Membership totals exclude membership count from managed clubs. As of March 22, 2016, total memberships increased 4,380 to 173,130, up 2.6%, over memberships at March 24, 2015. Total golf and country club memberships increased 4.4%, while total business, sports and alumni club memberships declined 1.0%.

•	Levered Free Cash Flow.(1) Levered free cash flow over the last four quarters was $101.2 million.

•
Capital Structure. During the quarter the Company increased its revolving credit facility to $175 million from $135 million previously. At the end of the first quarter, the Company had $97.3 million in cash and cash equivalents and total liquidity of approximately $242 million.

•	Texas. Additional data on clubs the Company owns and operates in Texas is available in the Company's earnings presentation that can be found online at ir.clubcorp.com.

Company Outlook:
The following guidance is based on current management expectations. All financial guidance amounts are estimates and subject to change, including as a result of matters discussed under the “Forward-Looking Statements” cautionary language which follows, and the Company undertakes no duty to update its guidance. For fiscal year 2016, the Company anticipates revenue in the range of $1,085 to $1,105 million and adjusted EBITDA in the range

ClubCorp FY16 Q1 Earnings Release	3	Page

Exhibit 99.1

of $242 million to $252 million. The current outlook implies year-over-year revenue growth of 3-5% and year-over-year adjusted EBITDA growth of 4-8%.

About ClubCorp Holdings:
Since its founding in 1957, Dallas-based ClubCorp has operated with the central purpose of Building Relationships and Enriching Lives®. ClubCorp is a leading owner-operator of private golf and country clubs and private business clubs in North America. ClubCorp owns or operates a portfolio of over 200 golf and country clubs, business clubs, sports clubs, and alumni clubs in 26 states, the District of Columbia and two foreign countries that serve over 430,000 members, with approximately 20,000 peak-season employees. ClubCorp Holdings, Inc. is a publicly traded company on the New York Stock Exchange (NYSE: MYCC). ClubCorp properties include: Firestone Country Club (Akron, Ohio); Mission Hills Country Club (Rancho Mirage, California); The Woodlands Country Club (The Woodlands, Texas); Capital Club Beijing; and Metropolitan Club Chicago. You can find ClubCorp on Facebook at facebook.com/clubcorp and on Twitter at @ClubCorp.

Conference Call:
The Company’s earnings presentation is available at ir.clubcorp.com. The Company will hold a conference call on Wednesday, April 27, 2016 at 10:00 a.m. CDT (11:00 a.m. EDT) to discuss its first quarter 2016 financial results. The conference call will be broadcast live and can be accessed via the Company's website at ir.clubcorp.com. To participate in the teleconference, please call in a few minutes before the start time: (877) 201-0168 for U.S. callers and (647) 788-4901 for international callers and reference the ClubCorp first quarter conference call (confirmation code 86035788) when prompted. For those unable to participate in the live call, a replay of the call will be available at ir.clubcorp.com.

Statement Regarding Non-GAAP Financial Measures
EBITDA is defined as net income before interest expense, income taxes, interest and investment income, and depreciation and amortization. Adjusted EBITDA is defined as EBITDA plus or minus impairments, gain or loss on disposition and acquisition of assets, losses from discontinued operations, loss on extinguishment of debt, non-cash and other adjustments, equity-based compensation expense and an acquisition adjustment. The acquisition adjustment to revenues and Adjusted EBITDA within each segment represents estimated deferred revenue using current membership life estimates related to initiation payments that would have been recognized in the applicable period but for the application of purchase accounting. Adjusted EBITDA is based on the definition of Consolidated EBITDA as defined in the credit agreement governing the Secured Credit Facilities and may not be comparable to similarly titled measures reported by other companies.

In addition to Adjusted EBITDA, we are providing a Levered Free Cash Flow (FCF) metric as an additional non-GAAP measure. We believe a FCF metric aids investors in their evaluation of the Company's ability to generate

ClubCorp FY16 Q1 Earnings Release	4	Page

Exhibit 99.1

cash, and determine the amount of capital available for general corporate purposes including, but not limited to discretionary growth CAPEX (e.g., reinventions or acquisitions), or cash dividends.

This earnings release and accompanying financial tables include supplemental non-GAAP financial measures titled Adjusted EBITDA and Levered Free Cash Flow. Adjusted EBITDA and Levered Free Cash Flow are not determined in accordance with GAAP and should not be considered in isolation, more meaningful than or as a substitute for a measure of performance prepared in accordance with GAAP and are not indicative of net income or loss as determined under GAAP. Non-GAAP financial measures have limitations that should be considered before used as measures to evaluate the Company's financial performance. Adjusted EBITDA and Levered Free Cash Flow, as presented, may not be comparable to similarly titled measures reported by other companies due to varying methods of calculation.

The financial statement tables that accompany this press release include a reconciliation of historical non-GAAP financial measures to the applicable and most comparable GAAP financial measure. The Company has not reconciled Adjusted EBITDA guidance included in this press release to the most directly comparable GAAP measure because this cannot be done without unreasonable effort.

Special Note on Forward-Looking Statements
In addition to historical information, this press release contains statements relating to future results (including certain projections and business trends) that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. These forward-looking statements can be identified by the fact that they do not relate strictly to current or historical facts and often include words such as “may”, “should”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology in this press release and any attachment to identify forward-looking statements. All statements, other than statements of historical facts included in this press release, including statements concerning plans, objectives, goals, beliefs, business strategies, future events, business conditions, results of operations, financial position and business outlook, earnings guidance, business trends and other information are forward-looking statements. The forward-looking statements are not historical facts, and are based upon current expectations, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond management's control. All expectations, beliefs and projections are expressed in good faith and the Company believes there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this press release, including among others:

ClubCorp FY16 Q1 Earnings Release	5	Page

Exhibit 99.1

various factors beyond management's control adversely affecting discretionary spending, membership count and facility usage and other risks, uncertainties and factors set forth in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 2015.

Although the Company believes that these statements are based upon reasonable assumptions, it cannot guarantee future results and readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date of this press release. There can be no assurance that (i) the Company has correctly measured or identified all of the factors affecting its business or the extent of these factors' likely impact, (ii) the available information with respect to these factors on which such analysis is based is complete or accurate, (iii) such analysis is correct or (iv) the Company's strategy, which is based in part on this analysis, will be successful. Except as required by law, the Company undertakes no obligation to update or revise forward-looking statements to reflect new information or events or circumstances that occur after the date of this press release or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company's filings with the SEC (which are available from the SEC's EDGAR database at www.sec.gov and via the Company's website at ir.clubcorp.com/SEC).

Statement Regarding Definitions and Financial Measures
The definitions and basis of presentation for financial measures used in this press release, including EBITDA, Adjusted EBITDA and same-store measures, are discussed more fully in the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 2015, as amended by the Form 10-K/A filed on March 30, 2016 and the Company's Quarterly Report on Form 10-Q for the period ended March 22, 2016. This press release should be read in conjunction with such Annual Report.
______________________
Notes:

(1)
This press release includes metrics entitled Adjusted EBITDA and Levered Free Cash Flow that are not calculated in accordance with accounting principles generally accepted in the U.S. (“GAAP”). See the “Statement Regarding Non-GAAP Financial Measures” section of this press release for the definition of Adjusted EBITDA and Levered Free Cash Flow and the reconciliation later in this press release to the most comparable financial measure calculated in accordance with GAAP.

(2)
New or Acquired Clubs include those clubs that the Company is currently operating as of March 22, 2016, that were opened, acquired or added under management agreements in the twelve weeks ended March 22, 2016 and the fiscal year ended December 29, 2015 consisting of: Ravinia Green Country Club, Rolling Green Country Club, Bermuda Run Country Club, Brookfield Country Club, Firethorne Country Club, Temple Hills Country Club, Ford's Colony Country Club, Bernardo Heights Country Club, Santa Rosa Golf and Beach Club, Marsh Creek Country Club and Santa Rosa Golf and Country Club, and West Lake Mansion at Meilu Legend Hotel.

(3)
Other consists of other business activities including ancillary revenues related to alliance arrangements, a portion of the revenue associated with upgrade offerings, reimbursements for certain costs of operations at managed clubs, corporate overhead expenses and shared services.

# # #

(Financial Tables Follow)

ClubCorp FY16 Q1 Earnings Release	6	Page

Exhibit 99.1

CLUBCORP HOLDINGS, INC.
SELECTED FINANCIAL DATA—GOLF AND COUNTRY CLUBS (GCC)
(In thousands, except for memberships and percentages)
(Unaudited financial information)

	First quarter ended
GCC	March 22, 2016 (12 weeks)	March 24, 2015 (12 weeks)	% Change (1)

Same Store Clubs
Revenue
Dues	$90,616	$87,185	3.9%
Food and Beverage	32,381	29,689	9.1%
Golf Operations	29,500	28,603	3.1%
Other	12,602	12,494	0.9%
Revenue	$165,099	$157,971	4.5%
Club operating costs and expenses exclusive of depreciation	$115,816	$112,791	2.7%
Adjusted EBITDA	$49,283	$45,180	9.1%
Adjusted EBITDA Margin	29.9%	28.6%	130 bps

New or Acquired Clubs (2)
Revenue	$7,718	$900	NM
Club operating costs and expenses exclusive of depreciation	$6,861	$1,171	NM
Adjusted EBITDA	$857	$(271)	NM

Total Golf and Country Clubs
Revenue	$172,817	$158,871	8.8%
Club operating costs and expenses exclusive of depreciation	$122,677	$113,962	7.6%
Adjusted EBITDA	$50,140	$44,909	11.6%
Adjusted EBITDA Margin	29.0%	28.3%	70 bps

Total memberships, excluding managed club memberships	117,602	112,670	4.4%
____________________

(1)	Percentage changes that are not meaningful are denoted by “NM.”

(2)
New or Acquired Clubs include those clubs that the Company is currently operating as of March 22, 2016, that were acquired, opened or added under management agreements during the twelve weeks ended March 22, 2016 and December 29, 2015 consisting of: Ravinia Green Country Club, Rolling Green Country Club, Bermuda Run Country Club, Brookfield Country Club, Firethorne Country Club, Temple Hills Country Club, Ford's Colony Country Club, Bernardo Heights Country Club, Santa Rosa Golf and Beach Club, Marsh Creek Country Club and Santa Rosa Golf and Country Club.

ClubCorp FY16 Q1 Earnings Release	7	Page

Exhibit 99.1

CLUBCORP HOLDINGS, INC.
SELECTED FINANCIAL DATA—BUSINESS, SPORTS AND ALUMNI CLUBS (BSA)
(In thousands, except for memberships and percentages)
(Unaudited financial information)

	First quarter ended
BSA	March 22, 2016 (12 weeks)	March 24, 2015 (12 weeks)	% Change (1)

Same Store Clubs
Revenue
Dues	$19,311	$18,702	3.3%
Food and Beverage	19,005	19,019	(0.1)%
Other	3,000	2,810	6.8%
Revenue	$41,316	$40,531	1.9%
Club operating costs and expenses exclusive of depreciation	$34,005	$33,031	2.9%
Adjusted EBITDA	$7,311	$7,500	(2.5)%
Adjusted EBITDA Margin	17.7%	18.5%	(80) bps

New or Acquired Clubs (2)
Revenue	$25	$—	NM
Club operating costs and expenses exclusive of depreciation	$3	$12	NM
Adjusted EBITDA	$22	$(12)	NM

Total Business, Sports and Alumni Clubs
Revenue	$41,341	$40,531	2.0%
Club operating costs and expenses exclusive of depreciation	$34,008	$33,043	2.9%
Adjusted EBITDA	$7,333	$7,488	(2.1)%
Adjusted EBITDA Margin	17.7%	18.5%	(80) bps

Total memberships, excluding managed club memberships	55,528	56,080	(1.0)%
______________________

(1)    Percentage changes that are not meaningful are denoted by “NM.”

(2)
New or Acquired Clubs include those clubs that the Company is currently operating as of March 22, 2016, that were opened or added under management agreements during the twelve weeks ended March 22, 2016 and December 29, 2015 consisting of West Lake Mansion at Meilu Legend Hotel.

ClubCorp FY16 Q1 Earnings Release	8	Page

Exhibit 99.1

CLUBCORP HOLDINGS, INC.
RECONCILIATION OF NON-GAAP MEASURES TO CLOSEST GAAP MEASURE
(In thousands)
(Unaudited financial information)

	First quarter ended		Four Quarters Ended
	March 22, 2016 (12 weeks)	March 24, 2015 (12 weeks)	March 22, 2016 (52 weeks)
Net loss	$(8,313)	$(4,276)	$(13,610)
Interest expense	20,420	16,131	74,961
Income tax benefit	(5,537)	(4,916)	1,008
Interest and investment income	(126)	(83)	(5,560)
Depreciation and amortization	24,214	22,813	105,345
EBITDA	$30,658	$29,669	$162,144
Impairments and disposition of assets (1)	2,917	3,276	24,187
Loss from divested clubs (2)	534	5	727
Loss on extinguishment of debt (3)	—	—	2,599
Non-cash adjustments (4)	463	463	2,008
Acquisition transaction costs (5)	686	990	4,661
Capital structure costs (6)	742	132	10,657
Centralization and transformation costs (7)	2,418	1,275	9,638
Other adjustments (8)	1,086	113	8,372
Equity-based compensation expense (9)	1,170	1,102	5,038
Acquisition adjustment (10)	1,392	1,842	6,661
Adjusted EBITDA	$42,066	$38,867	$236,692
______________________

(1)
Includes non-cash impairment charges related to property and equipment and intangible assets and loss on disposals of assets (including property and equipment disposed of in connection with renovations).

(2)	Net loss or income from divested clubs that do not qualify as discontinued operations in accordance with GAAP.

(3)	Includes loss on extinguishment of debt calculated in accordance with GAAP.

(4)	Includes non-cash items related to purchase accounting associated with the acquisition of ClubCorp, Inc. (“CCI”) in 2006 by affiliates of KSL Capital Partners, LLC (“KSL”).

(5)	Represents legal and professional fees related to the acquisition of clubs.

(6)	Represents legal and professional fees related to our capital structure, including debt issuance and amendment costs and equity offering costs.

(7)
Includes fees and expenses associated with initial compliance with Section 404(b) of the Sarbanes-Oxley Act and related centralization and transformation of administrative processes, finance processes and related IT systems.

(8)
Represents adjustments permitted by the credit agreement governing the Secured Credit Facilities including cash distributions from equity method investments less equity in earnings recognized for said investments, income or loss attributable to non-controlling equity interests of continuing operations and management fees, termination fee and expenses paid to an affiliate of KSL.

(9)	Includes equity-based compensation expense, calculated in accordance with GAAP, related to awards held by certain employees, executives and directors.

(10)
Represents estimated deferred revenue using current membership life estimates related to initiation payments that would have been recognized in the applicable period but for the application of purchase accounting in connection with the acquisition of CCI in 2006 and the acquisition of Sequoia Golf on September 30, 2014.

ClubCorp FY16 Q1 Earnings Release	9	Page

Exhibit 99.1

CLUBCORP HOLDINGS, INC.
CALCULATION OF LEVERED FREE CASH FLOW
(In thousands)
(Unaudited financial information)

	Four quarters ended
	March 22, 2016 (52 weeks)	March 24, 2015 (52 weeks)
Adjusted EBITDA (1)	$236,692	$203,101
LESS:
Interest expense and principal amortization on long-term debt (2)	50,183	41,142
Cash paid for income taxes	11,542	2,683
Maintenance capital expenditures	55,049	33,879
Capital lease principal & interest expense	18,747	14,938
Levered Free Cash Flow	$101,171	$110,459
_____________________

(1)	See the Adjusted EBITDA reconciliation in the preceding “Reconciliation of Non-GAAP Measures to Closest GAAP Measure” table.

(2)
Interest on long-term debt excludes accretion of discount on member deposits, amortization of debt issuance costs, amortization of term loan discount and interest on notes payable related to certain realty interests which we define as “Non-Core Development Entities”.

ClubCorp FY16 Q1 Earnings Release	10	Page

Exhibit 99.1

CLUBCORP HOLDINGS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
For the Twelve Weeks Ended March 22, 2016 and March 24, 2015
(In thousands, except per share amounts)
(Unaudited financial information)

	First quarter ended
	March 22, 2016 (12 weeks)	March 24, 2015 (12 weeks)	% Change
REVENUES:
Club operations	$160,689	$152,449	5.4%
Food and beverage	52,856	48,749	8.4%
Other revenues	1,328	874	51.9%
Total revenues	214,873	202,072	6.3%

DIRECT AND SELLING, GENERAL AND ADMINISTRATIVE EXPENSES:
Club operating costs exclusive of depreciation	142,354	136,645	4.2%
Cost of food and beverage sales exclusive of depreciation	18,840	17,002	10.8%
Depreciation and amortization	24,214	22,813	6.1%
Provision for doubtful accounts	380	59	544.1%
Loss on disposals of assets	2,917	3,220	(9.4)%
Impairment of assets	—	56	(100.0)%
Equity in loss from unconsolidated ventures	15	32	(53.1)%
Selling, general and administrative	19,709	15,389	28.1%
OPERATING INCOME	6,444	6,856	(6.0)%

Interest and investment income	126	83	51.8%
Interest expense	(20,420)	(16,131)	(26.6)%
LOSS BEFORE INCOME TAXES	(13,850)	(9,192)	(50.7)%
INCOME TAX BENEFIT	5,537	4,916	12.6%
NET LOSS	(8,313)	(4,276)	(94.4)%
NET (INCOME) LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(101)	54	(287.0)%
NET LOSS ATTRIBUTABLE TO CLUBCORP	$(8,414)	$(4,222)	(99.3)%

WEIGHTED AVERAGE SHARES OUTSTANDING, BASIC	64,474	64,255	0.3%
WEIGHTED AVERAGE SHARES OUTSTANDING, DILUTED	64,474	64,255	0.3%

LOSS PER COMMON SHARE:
Net loss attributable to ClubCorp, Basic	$(0.13)	$(0.07)	(85.7)%
Net loss attributable to ClubCorp, Diluted	$(0.13)	$(0.07)	(85.7)%

Cash dividends declared per common share	$0.13	$0.13	—%

ClubCorp FY16 Q1 Earnings Release	11	Page

Exhibit 99.1

CLUBCORP HOLDINGS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF COMPREHENSIVE LOSS
For the Twelve Weeks Ended March 22, 2016 and March 24, 2015
(In thousands)
(Unaudited financial information)

	First quarter ended
	March 22, 2016 (12 weeks)	March 24, 2015 (12 weeks)	% Change
NET LOSS	$(8,313)	$(4,276)	(94.4)%
Foreign currency translation	(81)	(603)	86.6%
OTHER COMPREHENSIVE LOSS	(81)	(603)	86.6%
COMPREHENSIVE LOSS	(8,394)	(4,879)	(72.0)%
COMPREHENSIVE (INCOME) LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(101)	54	(287.0)%
COMPREHENSIVE LOSS ATTRIBUTABLE TO CLUBCORP	$(8,495)	$(4,825)	(76.1)%

ClubCorp FY16 Q1 Earnings Release	12	Page

Exhibit 99.1

CLUBCORP HOLDINGS, INC.
UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS
As of March 22, 2016 and December 29, 2015
(In thousands of dollars, except share and per share amounts)
(Unaudited financial information)

	March 22, 2016	December 29, 2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$97,273	$116,347
Receivables, net of allowances	80,926	68,671
Inventories	23,857	20,929
Prepaids and other assets	20,916	19,907
Total current assets	222,972	225,854
Investments	2,990	3,005
Property and equipment, net	1,540,085	1,534,520
Notes receivable, net of allowances	7,637	7,448
Goodwill	312,811	312,811
Intangibles, net	30,796	31,252
Other assets	16,464	16,634
Long-term deferred tax asset	3,727	3,727
TOTAL ASSETS	$2,137,482	$2,135,251

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$20,568	$20,414
Membership initiation deposits - current portion	155,874	152,996
Accounts payable	30,121	39,487
Accrued expenses	42,553	37,441
Accrued taxes	9,344	15,473
Other liabilities	91,894	69,192
Total current liabilities	350,354	335,003
Long-term debt	1,079,684	1,079,320
Membership initiation deposits	205,567	204,305
Deferred tax liability, net	207,025	214,184
Other liabilities	129,725	123,657
Total liabilities	1,972,355	1,956,469

EQUITY
Common stock, $0.01 par value, 200,000,000 shares authorized; 65,541,922 and 64,740,736 issued and outstanding at March 22, 2016 and December 29, 2015, respectively	655	647
Additional paid-in capital	255,534	263,921
Accumulated other comprehensive loss	(7,330)	(7,249)
Accumulated deficit	(94,251)	(88,955)
Total stockholders’ equity	154,608	168,364
Noncontrolling interests in consolidated subsidiaries and variable interest entities	10,519	10,418
Total equity	165,127	178,782
TOTAL LIABILITIES AND EQUITY	$2,137,482	$2,135,251

ClubCorp FY16 Q1 Earnings Release	13	Page

Exhibit 99.1

CLUBCORP HOLDINGS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
For the Twelve Weeks Ended March 22, 2016 and March 24, 2015
(In thousands of dollars)
(Unaudited financial information)

	Year to date ended
	March 22 2016 (12 weeks)	March 24, 2015 (12 weeks)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(8,313)	$(4,276)
Adjustments to reconcile net loss income to cash flows from operating activities:
Depreciation	23,674	22,120
Amortization	540	693
Asset impairments	—	56
Bad debt expense	421	63
Equity in loss from unconsolidated ventures	15	32
Distribution from investment in unconsolidated ventures	—	88
Loss on disposals of assets	2,917	3,220
Debt issuance costs and term loan discount	1,843	755
Accretion of discount on member deposits	4,512	4,577
Equity-based compensation	1,170	1,102
Net change in deferred tax assets and liabilities	(4,844)	(3,987)
Net change in prepaid expenses and other assets	(3,898)	(6,172)
Net change in receivables and membership notes	(6,443)	(828)
Net change in accounts payable and accrued liabilities	(4,420)	5,724
Net change in other current liabilities	15,512	21,759
Net change in other long-term liabilities	(375)	(4,442)
Net cash provided by operating activities	22,311	40,484
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(20,309)	(20,831)
Acquisition of clubs	(6,600)	(15,244)
Proceeds from dispositions	8	1,022
Net change in restricted cash and capital reserve funds	88	(43)
Net cash used in investing activities	(26,813)	(35,096)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of long-term debt	(4,709)	(4,047)
Proceeds from revolving credit facility borrowings	—	6,000
Debt issuance and modification costs	(920)	(169)
Dividends to owners	(8,466)	(8,385)
Share repurchases for tax withholdings related to certain equity-based awards	(226)	—
Distributions to noncontrolling interest	—	(1,071)
Proceeds from new membership initiation deposits	52	92
Repayments of membership initiation deposits	(384)	(270)
Net cash used in financing activities	(14,653)	(7,850)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	81	(46)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(19,074)	(2,508)
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	116,347	75,047
CASH AND CASH EQUIVALENTS - END OF PERIOD	$97,273	$72,539
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$2,359	$8,162
Cash paid for income taxes	$407	$162

ClubCorp FY16 Q1 Earnings Release	14	Page